As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STOKE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-1144582
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45 Wiggins Avenue

Bedford, MA 01730

(781)-430-8200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full title of the plans)

Edward M. Kaye, M.D.

Chief Executive Officer

Stoke Therapeutics, Inc.

45 Wiggins Avenue

Bedford, MA 01730

(781)-430-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
— Reserved for future issuance under the 2019 Equity Incentive Plan	1,463,085(2)	$51.35(3)	$75,129,415	$8,197
— Reserved for future issuance under the 2019 Employee Stock Purchase Plan	365,771(4)	$43.65(5)	$15,965,905	$1,742
Total	1,828,856		$91,095,320	$9,939

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents additional shares reserved for issuance under the 2019 Equity Incentive Plan as of the date of this Registration Statement.
(3)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 16, 2021.

(4)	Represents additional shares reserved for issuance under the 2019 Employee Stock Purchase Plan as of the date of this Registration Statement.
(5)

Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 16, 2021. In the case of the 2019 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2019 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Stoke Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,463,085 additional shares of Common Stock under the Registrant’s 2019 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP, and 365,771 additional shares of Common Stock under the Registrant’s 2019 Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 19, 2019 (Registration No. 333-232191) and March 23, 2020 (Registration Statement No. 333-237345). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 9, 2021;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38938) filed with the Commission on June 11, 2019 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-38938	3.1	8/14/2019

4.2	Restated Bylaws of the Registrant	8-K	001-38938	3.1	4/15/2020

4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-231700	4.1	6/7/2019

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2019 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-231700	10.4	6/7/2019

99.2	2019 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-231700	10.5	6/7/2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Massachusetts, on this 19th day of March, 2021.

STOKE THERAPEUTICS, INC.

By:	/s/ Edward M. Kaye
Edward M. Kaye, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward M. Kaye and Stephen J. Tulipano, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2021

/s/ Stephen J. Tulipano Stephen J. Tulipano	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2021

/s/ Jennifer C. Burstein Jennifer C. Burstein	Director	March 19, 2021

/s/ Seth L. Harrison Seth L. Harrison, M.D.	Director	March 19, 2021

/s/ Adrian R. Krainer Adrian R. Krainer, Ph.D.	Director	March 19, 2021

/s/ Arthur A. Levin Arthur A. Levin, Ph.D.	Director	March 19, 2021

/s/ Garry E. Menzel Garry E. Menzel, Ph.D.	Director	March 19, 2021

/s/ Julie Anne Smith Julie Anne Smith	Director	March 19, 2021

/s/ Arthur O. Tzianabos Arthur O. Tzianabos, Ph.D.	Director	March 19, 2021